AGREEMENT


                             between


                    EL DORADO CHEMICAL COMPANY


                               and


                   INTERNATIONAL ASSOCIATION OF
                MACHINISTS AND AEROSPACE WORKERS,
                             AFL-CIO
                          LOCAL NO. 224


                    Effective: August 1, 1998



                    EL DORADO CHEMICAL COMPANY
                       El Dorado, Arkansas

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                        TABLE OF CONTENTS

PREAMBLE . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE I      APPLICATION OF AGREEMENT. . . . . . . . . . . .  1

ARTICLE II     PERIOD OF AGREEMENT . . . . . . . . . . . . . .  1

ARTICLE III    MANAGEMENT RIGHTS CLAUSE. . . . . . . . . . . .  1

ARTICLE IV     CHECK-OFF OF UNION DUES . . . . . . . . . . . .  2

ARTICLE V      SENIORITY . . . . . . . . . . . . . . . . . . .  2

               Section 1.     Length of Service. . . . . . . .  2
               Section 2.     Order of Seniority . . . . . . .  2
               Section 3.     Eligibility for Seniority. . . .  2
               Section 4.     Filling Vacancies. . . . . . . .  3
               Section 5.     Qualifications for Job . . . . .  4
               Section 6.     Seniority List . . . . . . . . .  4
               Section 7.     Seniority Accrued. . . . . . . .  4
               Section 8.     Seniority - Outside Assignments.  4
               Section 9.     Discharges and Reemployment. . .  4
               Section 10.    Status of Employees Laid Off . .  5
               Section 11.    Loss of Seniority. . . . . . . .  5

ARTICLE VI     HOURS OF WORK AND OVERTIME. . . . . . . . . . .  6

               Section 1.     Hours of Work. . . . . . . . . .  6
               Section 2.     Overtime and Call-Out Pay Rates.  7
               Section 3.     Shift Change Notice. . . . . . .  7
               Section 4.     Meal Time. . . . . . . . . . . .  8
               Section 5.     No Reduction of Work Week as Result
                              of Overtime. . . . . . . . . . .  8
               Section 6.     Computation of Overtime. . . . .  8
               Section 7.     Distribution of Overtime and Call-
                              Out Time . . . . . . . . . . . .  8
               Section 8.     Call-Out . . . . . . . . . . . .  9
               Section 8A.    Advance Scheduling of Overtime .  9
               Section 8B.    Right to Assign Qualified Personnel
                               . . . . . . . . . . . . . . . .  9
               Section 9.     Holiday Pay. . . . . . . . . . . 10
               Section 10.    Reporting for Work and Not Used. 10

ARTICLE VII    WAGE RATES AND CLASSIFICATIONS. . . . . . . . . 11


                                (i)

               Section 1.     Wages and Pay Period . . . . . . 11
               Section 2.     Changes in Classification of Work 11

ARTICLE VIII   HANDLING OF GRIEVANCES. . . . . . . . . . . . . 11

               Section 1.     Routine Submission . . . . . . . 11
               Section 2.     Arbitration. . . . . . . . . . . 12

ARTICLE IX     SHOP COMMITTEE AND STEWARDS . . . . . . . . . . 14

               Section 1.     Shop Committee . . . . . . . . . 14
               Section 2.     Stewards . . . . . . . . . . . . 14

ARTICLE X      LEAVE OF ABSENCE. . . . . . . . . . . . . . . . 14

               Article 1.     Personal Business. . . . . . . . 14
               Article 2.     Union Business . . . . . . . . . 14
               Article 3.     Sickness or Accident . . . . . . 15
               Article 4.     Notice to the Company. . . . . . 15
               Article 5.     Military Reserve Training. . . . 15

ARTICLE XI     VACATIONS . . . . . . . . . . . . . . . . . . . 16

               Section 1.      . . . . . . . . . . . . . . . . 16
               Section 2.      . . . . . . . . . . . . . . . . 16
               Section 3.      . . . . . . . . . . . . . . . . 16
               Section 4.      . . . . . . . . . . . . . . . . 17

ARTICLE XII    MILITARY LEAVE. . . . . . . . . . . . . . . . . 18

               Section 1.     Military Selective Service Act . 18
               Section 2.     Pay in Lieu of Vacation. . . . . 18

ARTICLE XIII   PHYSICAL EXAMINATIONS . . . . . . . . . . . . . 18

               Section 1.     Periodical Examinations. . . . . 18
               Section 2.     Certificate of Physical Fitness. 18
               Section 3.     Dispute Resolution . . . . . . . 18

ARTICLE XIV    MISCELLANEOUS AND GENERAL . . . . . . . . . . . 19

               Section 1.     Tool Check-In Time . . . . . . . 19
               Section 2.     Bulletin Board . . . . . . . . . 19

                                (ii)

               Section 3.     Discrimination . . . . . . . . . 19
               Section 4.     Wage Rate Changes. . . . . . . . 19
               Section 5.     Safety Provisions. . . . . . . . 19
               Section 6.     Discharges . . . . . . . . . . . 20
               Section 7.     Recess Period (Smoking). . . . . 20

               Section 8.     Jury Duty. . . . . . . . . . . . 20
               Section 9.     Termination Pay. . . . . . . . . 20
               Section 10.    Contract Work. . . . . . . . . . 21
               Section 11.    Technical and Supervisory Employees
                               . . . . . . . . . . . . . . . . 21
               Section 12.    Minor Maintenance. . . . . . . . 21
               Section 13.    Minor Operating Functions. . . . 21

ARTICLE XV     VALIDITY OF CONTRACT . . . . . . . . . . . . . 21

ARTICLE XVI    NOTICE. . . . . . . . . . . . . . . . . . . . . 22

ARTICLE XVII   FUNERAL LEAVE . . . . . . . . . . . . . . . . . 22

ARTICLE XVIII  GROUP INSURANCE . . . . . . . . . . . . . . . . 23

               Section 1.     Group Insurance and Retirement . 23

ARTICLE XIX    NO STRIKE OR LOCKOUT. . . . . . . . . . . . . . 24

ARTICLE XX     SERVICE WITH COMPANY. . . . . . . . . . . . . . 24

ARTICLE XXI    RETIREMENT AGE. . . . . . . . . . . . . . . . . 24

SIGNATURE PAGE . . . . . . . . . . . . . . . . . . . . . . . . 24

EXHIBIT "A"    BASIC HOURLY WAGE RATE. . . . . . . . . . . . . 26

EXHIBIT "B"    CLOTHING ALLOWANCE. . . . . . . . . . . . . . . 26

EXHIBIT "C"    PART 1
               RECOGNIZED MAINTENANCE WORK GROUPS. . . . . . . 27

EXHIBIT "D"    EMPLOYEE DUES AUTHORIZATION LETTER. . . . . . . 28

AMERICANS WITH DISABILITIES ACT LETTER OF UNDERSTANDING. . . . 29

SHIFT DIFFERENTIAL LETTER OF UNDERSTANDING . . . . . . . . . . 30

                                (iii)

                             PREAMBLE

     This Agreement is made and entered into by and between EL DORADO CHEMICAL COMPANY (hereinafter referred to as the "Company"), and the INTERNATIONAL ASSOCIATION OF MACHINISTS AND AEROSPACE WORKERS, AFL-CIO, LOCAL NO. 224 (hereinafter referred to as the "Union"), which the Company recognizes as the sole bargaining agency for the Maintenance employees of the Company at its chemical plant located north of El Dorado, Arkansas, who are eligible for membership in the Union in accordance with the Labor Management Relations Act of 1947.

                            ARTICLE I
                     APPLICATION OF AGREEMENT

     The Company hereby recognizes the Union as the exclusive bargaining agency for the employees of the Company at said plant who work in the capacities hereinafter stated in this Article I.

     (a) All Maintenance employees, as described in Exhibit "A", engaged in the installation, maintenance and repair of machinery and equipment, but excluding all production, chemical and operating employees, shipping attendants, office and clerical employees, managers, supervisors and guards.

                            ARTICLE II
                       PERIOD OF AGREEMENT

     This Agreement shall remain in full force and effect for a 3-year contract term commencing August 1, 1998, at 12:01 a.m., and ending 12:00 Midnight, August 3, 2001. At reasonable times after June 1, 2001, the parties will meet to attempt to negotiate a new contract to be effective for a period beginning after 12:01 a.m., August 4, 2001.

                           ARTICLE III
                     MANAGEMENT RIGHTS CLAUSE

     The Union expressly recognizes that the Company has the exclusive responsibility for and authority over (whether or not the same was exercised heretofore) the management, operation and maintenance of its facilities and, in furtherance thereof, has, subject to the terms of this Agreement, the right to determine policy affecting the selection, hiring, and training of employees; to direct the work force and to schedule work; to institute and enforce reasonable rules of conduct; to assure discipline and efficient operations; to determine what work is to be done, what is to be produced and by what means; to determine the quality and quantity of workmanship; to determine the size and composition of the work force; to determine the allocation and assignment of work to employees; to determine the location of the business, including the establishment of new locations or departments, divisions, or subdivisions thereof; to arrange for work to be done by other

                              (1)
companies or other divisions of the Company; to alter, combine, or eliminate any job, operation, service, or department; to sell, merge or discontinue the business or any phase thereof; provided, however, in the exercise of these prerogatives, none of the specific provisions of the Agreement shall be abridged. The Company will not use the vehicle of subcontracting for the sole purpose of laying off employees or reducing the number of hours available to them.

                            ARTICLE IV
                     CHECK-OFF OF UNION DUES

     Upon receipt of a signed authorization by an employee requesting deductions from his wages for his monthly union dues, the Company agrees to honor such authorization according to its terms during the life of this Agreement. The form of such individual authorization shall be as set forth in Exhibit "D" hereto.

     The Financial Secretary of Local 224, IAM-AW, shall, from time to time, notify the Company in writing of the amount of the monthly deduction to be made, from time to time, under this authorization. All money so deducted by the Company shall be paid to the Union on or before the end of the month during which deductions are made. Upon receipt of written request by an employee, the Company shall, after thirty (30) days' notice, discontinue dues deduction.

                            ARTICLE V
                            SENIORITY

Section 1.  Length of Service.

     Length of service in the bargaining unit and with the El
Dorado Plant shall, in that order, govern the promotion, demotion, and transfer of employees.

Section 2.  Order of Seniority.

     An employee's seniority shall be determined as follows:

          Order of Importance           Seniority
          ___________________           __________

          1st                           Bargaining Unit
          2nd                           Plant

Section 3.  Eligibility for Seniority.

     An employee shall be first entitled to seniority in the bargaining unit when he has been continuously employed in that unit for 180 days; his seniority dating from the date of the beginning of such employment.

                               (2)

     However, an employee who has been employed in the bargaining unit, who has been laid off prior to his having been employed therein for 180 days continuously, and who is reemployed in the bargaining unit within 180 days from the date upon which he is laid off, shall, upon such reemployment, be entitled to have the number of days which he has worked in the bargaining unit, during the period of his most recent previous employment herein, included in any subsequent computation of his seniority in the bargaining unit and shall be entitled to seniority when he has accrued 180 days on that basis.

     The Company shall have the right to layoff or discharge, without cause, any employee who has not worked in the bargaining unit a sufficient length of time to gain seniority, and such action on the part of the Company shall not be the subject of a grievance on the part of the Union under any provision of this Agreement.

Section 4.  Filling Vacancies.

     (a) Temporary and permanent vacancies will be filled only when the Company sees a need to fill the vacancy. In the event the Company sees a need to fill a vacancy, it will be filled by the employee having the most bargaining unit seniority, who desires the job, and who possesses a skill of the group in which the vacancy occurs. Any person so promoted must accept the duties and responsibilities of the job.

     (b) When there is a permanent vacancy in a group and the Company sees a need to fill that vacancy, the Company shall post promptly, and keep posted for fifteen (15) days, notice on its bulletin board of the job vacancy. It shall be the duty of an employee who feels himself entitled to such job on account of his seniority to file his sealed bid for such job with the Plant Manager or his representative, and send a copy thereof to the Chairman of the Shop Committee within said 15-day period. In order to be considered valid, a bid must be signed, dated, and deposited in a locked box marked "I.A. of M. and A.W. Bids" located at the plant entrance gate.

     Immediately upon expiration of the posting period of fifteen
(15) days, the names of all bidders will be posted on the bulletin board, and the bidder having the most seniority and who desires the job shall be assigned to the group and receive the "C" Mechanic rate of pay if he possesses the necessary skill. In the event no qualified bidder possessing the necessary skill bids on the vacancy, the Company may hire a qualified employee from the outside.

     If he does not possess the skill, he will be reduced to the rate that compares to his previous experience beginning not later than the beginning of the work week following the week in which the successful bidder is determined, provided the successful bidder is available to report for work on that day.

     If the group vacancy is not filled by the procedure set forth above and the Company sees the need to fill the vacancy, a first-year "E" Mechanic job will be posted for filling outside the bargaining unit.

                               (3)

     Notwithstanding any other provisions of this subsection (b), it is agreed that the Company shall have the right at any time during said 15-day posting period to withdraw the posting of a new job in the event the Company decides that such job need not be filled.

     (c) Should an employee within a group who is entitled to a promotion desire to waive his opportunity for that promotion, he shall do so by signing a waiver.

     (d) In the event that it becomes necessary to establish a permanent rotating shift the Company will notify the Shop Committee to discuss the procedure and shift to be implemented at least thirty (30) calendar days before establishing such shift.

Section 5.  Qualifications for Job.

     (a) It is not the intention of the parties to this Agreement that any employee shall be permitted to work on a job when he is not qualified to perform the work which that job requires. However, if, in the opinion of the Company, an employee is not qualified for a particular job to which he would otherwise be entitled by virtue of his seniority, and the Company determines that an employee's application for the job shall be denied on the basis of his lack of qualifications, the Company shall notify the Chairman of the Shop Committee and the employee involved of their decision, at least five (5) days prior to the date upon which any other employee is permanently assigned to the job.

Section 6.  Seniority List.

     Seniority lists will be compiled on April 1 and October 1 and will be available to all employees. One copy of each seniority list will be furnished to the Shop Committee.

Section 7.  Seniority Accrued.

     Each employee shall retain the seniority accrued to him based upon actual service at the El Dorado Plant.

Section 8.  Seniority - Outside Assignments.

     Any employee, after having established seniority under the provisions of this Agreement, who is temporarily assigned to another job by the Company (outside the bargaining unit) shall continue, for not more than ninety (90) days per calendar year, on a cumulative basis, to accrue seniority on his regular classifica tion during such period of temporary assignment. If such employee works more than ninety (90) days per calendar year on a cumulative basis, he shall forfeit one (1) day of bargaining unit seniority for each day in excess of ninety (90) days worked outside of the bargaining unit during that calendar year.

                               (4)

Section 9.  Discharges and Reemployment.

     When there is a reduction in the number of employees in the bargaining unit, the employee last employed in the bargaining unit shall be the first employee laid off. The employee laid off through no fault of his own, who has the greatest bargaining unit seniority, shall (subject to the following provisions of this Article) be the person first reemployed in the event additional employees are employed, provided that the person is qualified to perform the duties of the job to which he would be assigned on reemployment.

     A person who has worked in the bargaining unit sufficiently long to be entitled to seniority in that unit, and who is laid off through no fault of his own, who has kept his current address on file with the Company, and who continues to be entitled to seniority under the terms of this Agreement shall (subject to the following provisions of this Article) be given first consideration for reemployment.

     If reemployment is available for any such person, the Company shall so notify him by letter (with a copy of such letter to the Chairman of the Shop Committee), addressed to him at his address then on file with the Company, and he shall be allowed fifteen (15) days from the date upon which said letter was mailed, or until he no longer retains his accrued seniority as provided in Section 10 of this Article V (whichever is the shorter period), in which to notify the Company in writing of his desire to return to work. In the event he delivers such notice, he shall be allowed seven (7) days from the date of the delivery thereof to report for work; provided, however, if the employee involved is, on the date which he would otherwise be required to report for work totally disabled to work, he shall, on or before that date, deliver to the Company a statement in writing from a licensed physician stating that he is so disabled, in which event the period within which he shall be permitted to return to work shall be extended ninety (90) days.

Section 10.  Status of Employees Laid Off.

     The accrued seniority of an employee who has been laid off through no fault of his own shall continue to exist from the date of his layoff for the following periods:

          Years of Service         Period Seniority to Exist
          ________________         __________________________

          0-180 days               -0-

          181 days to 2 years      Length of previously accrued
                                   seniority

          2 years or more          2 years

Section 11.  Loss of Seniority.

     Seniority shall be lost and employment terminated for any of the following reasons:

     (a)  Quitting.

                                (5)

     (b) Absence from work for three (3) consecutive days without having notified the Company, unless physically impossible to do so.

     (c)  Discharge for just cause.

     (d) Failure to return at the expiration of a leave of absence or vacation.

     (e) If an employee misrepresents the reason for requesting a leave of absence.

     (f) If an employee fails to file for reinstatement within ninety (90) days following discharge from the U.S.
          Military Service.

     (g) Failure to return to work from layoff within the time specified in Section 9 of this Article.

     (h) At the end of the period specified in Section 10 of this Article, or upon earlier rejection after layoff of an offer of reemployment in a classification equal to the classification from which laid off.

                            ARTICLE VI
                    HOURS OF WORK AND OVERTIME

Section 1.  Hours of Work.

     (a) Regular base hours of work shall be eight (8) hours per day and forty (40) hours per week.

     (b) The work week shall begin at 12:01 a.m. each Monday and end at 12:00 midnight the following Sunday. The work day shall begin at 12:01 a.m. and end at 12:00 midnight.

     (c) The work week shall normally be five (5) consecutive 8-hour days, Monday through Friday, and will normally begin work at 7:00 a.m. and end at 3:30 p.m. with a 30-minute lunch period from 12:00 noon to 12:30 p.m.

     (d)  No employee shall be required to work more than twelve
(12) hours during any normal work day except in case of an emergency.

     (e) All employees shall be expected to report to work promptly at the scheduled time. No employee shall be permitted to work if such employee reports for work more than one and one-half
(1-1/2) hours after his regular scheduled reporting time, unless such delay has been previously excused by the Company.

                               (6)

     (f)  No employee shall be allowed to work more than sixteen
(16) continuous hours nor more than sixteen (16) hours in any one day except in the case of an emergency. However, an employee will be allowed to complete his regularly scheduled hours of work as provided in Sections 5, 8 and 10 of this Article VI.

     (g) Maintenance overhauls may be staffed on 8-hour, 10-hour, or 12-hour shifts as may be necessitated by the needs of the operation.

     The Company will specify and select the number and classifica-

tions of personnel on each shift by work group classification for each particular overhaul on a shift basis. Preference to shifts will be governed by the employee's bargaining unit seniority.
Shift change notice will be handled as outlined in Article VI,
Section 3. In the event there are insufficient qualified personnel on each shift, the Company shall have the right to assign qualified personnel as needed.

Section 2.  Overtime and Call-Out Pay Rates.

     (a) Overtime and call-out rates shall be one and one-half (1-1/2) times the regular rate and shall be paid for all work performed in excess of forty (40) hours per week, continuous actual work in excess of eight (8) hours, and for all work performed as a result of call-out and for hours worked outside an employee's regularly scheduled hours.

     (b) Any employee who works over, beyond his regular scheduled work day, shall be paid a minimum of three (3) hours at straight time. If the employee is required to stay over beyond his regular scheduled work day to attend meetings or to receive training, and no production work is involved, he will receive pay for actual time spent at one and one-half (1-1/2) times his regular rate of pay, providing he has received a minimum of twenty-four (24) hours' notice in advance.

     (c) No employee shall work overtime without the approval of his Foreman.

Section 3.  Shift Change Notice.

     (a) The Company shall pay each employee one and one-half (1-1/2) times his regular rate of pay for the first shift of a rearranged work schedule if the employee whose shift is changed shall not have been notified of the change at least twenty-four
(24) hours prior to the beginning of said first shift. If notice of employee's shift change shall be posted on his regular day off, notice of the change shall be posted at least seventy-two (72) hours prior to the beginning of said first shift. Any notice required to be given to an employee under the provisions of this
Section 3 may be given by written notice posted on the general bulletin board of the Company and the bulletin board of the Union, and each employee named in any notice shall be deemed to have received the notice at the time copies of said notices are posted on said boards.

     (b) The changing of an employee's shift, incident to the return of an employee from sickness or accident, shall not be

                               (7)
considered a change in shift within the meaning of this Section 3, unless the absent employee has given the Company at least seventy-two (72) hours' notice of his intention to return to work and the time at which he will return to work by notifying his supervisor.

     (c) The changing of an employee's shift from 7:00-3:30 to 7:00-3:00, or from 7:00-3:00 to 7:00-3:30 will not constitute a shift change.

     (d) A change in shift at the request of an employee shall not be considered a change in shift for the purpose of this Section 3.

     (e) No employee shall lose any time from his normally scheduled 40-hour week occasioned by any shift change.

Section 4.  Meal Time.

     (a) If a "Day Man" is instructed to and continues to work overtime past 6:00 p.m., he shall be allowed a 30-minute period beginning at 6:00 p.m. for supper on Company time; and if said "Day Man" then continues to work additional overtime, he shall be allowed a 30-minute lunch period on Company time; each such period to begin at the end of four (4) hours of additional continuous overtime worked after 6:30 p.m.

     (b) Any employee called for work outside of his regular working hours, who is required to work more than four (4) consecu-tive hours outside his regular hours, shall be allowed a 30-minute period for a meal on Company time at the end of the fourth consecutive hour and at the end of each consecutive 4-hour period thereafter that said employee continues to work outside his regular hours.

Section 5.  No Reduction of Work Week as Result of Overtime.

     No employee will be required to take any time off from his regular work week because of overtime worked in that or any other week. If an employee is required to work on his day off, he shall not be forced to take another day off in lieu thereof.

Section 6.  Computation of Overtime.

     For the purpose of computing overtime under this Article, the exact time worked, rounded to the nearest quarter hour, shall be accounted for, which shall be paid for at the overtime rate.

     There shall be no duplicate payment for daily overtime and weekly overtime. If daily overtime is greater in any one work week, only daily overtime shall be paid, or if weekly overtime is greater in any one work week, only weekly overtime shall be paid. There shall be no pyramiding of overtime.


                               (8)

Section 7.  Distribution of Overtime and Call-Out Time.

     Overtime work opportunities shall initially be distributed, as equitably as practicable, within each work group where the overtime is required in accord with the Company's distribution policy. The Company may then offer such work to employees in other work groups who are qualified.

     For the purpose of distributing overtime, the Company will submit a list, biweekly, to the work group steward showing the overtime worked, refused and overtime standing of each employee covered within the group.

     Each employee who is requested to report for overtime duty shall report at the required time unless he shall first obtain permission from his supervisor to be relieved of such duty.

Section 8.  Call-Out.

     An employee who is called out and reports for work outside his regular working hours shall work until excused by the person then supervising his work; provided that no one shall be required to work longer than is provided in Section 1(d) of this Article. An employee who is called out and reports for work shall be paid a minimum for four (4) hours at time and one-half (1-1/2), even though the full four (4) hours may not be worked because no work is available, or he does not work at all because no work is available. An employee called for such work, who works continuously until the beginning of his regular hours of work and continues to work during the regular hours of his scheduled work, shall not be considered to have had a change in shift within the meaning of Section 3 of this
Article VI.

     A description of the work or jobs to be done, or the problem necessitating the call-out, is provided as accurately as possible by the supervisor in order that the person being called may judge:
(a) whether or not he has the ability to do the work, and (b) about how long he may have to work. It is not intended to have a person come out on one job, then surprise him with a list of additional jobs to be done. However, due to emergencies, it cannot be guaranteed that he will only be required to do what he was called for.

     Notwithstanding the fact that an employee has been called out for work, such employee shall perform his regular work schedule during the remainder of the work week in which such call-out occurs unless excused from such work.

     If an employee is called out for work and works until the beginning of his regular work schedule, the call-out will be considered as ending at the beginning of his regular schedule.


                                (9)

Section 8A.  Advance Scheduling of Overtime.

     Overtime may be scheduled up to three (3) weeks in advance of the actual time required. In the event the scheduled overtime is cancelled, eight (8) hours' notice will be given or a call-out will be paid.

Section 8B.  Right to Assign Qualified Personnel.

     In the event overtime distribution and call-out procedures do not provide the Company with sufficient, qualified personnel to perform the overtime work, the Company shall have the right to assign such work to qualified personnel. The performance of such work is mandatory.

Section 9.  Holiday Pay.

     The following days shall be considered holidays and normally no work will be performed on the designated holidays except in cases of emergency, around-the-clock shift work, and in those crafts where work is necessary for continued operations:

          1.   New Year's Day
          2.   Good Friday
          3.   Memorial Day
          4.   July Fourth
          5.   Labor Day
          6.   Columbus Day
          7.   Thanksgiving Day
          8.   Day after Thanksgiving
          9.   Last work day before Christmas holiday
          10.  Christmas Day

     When any of these holidays fall on Sunday, the following
Monday will be observed as the holiday.

     When any of these holidays fall on Saturday, the preceding
Friday will be observed as the holiday.

     Each employee who is not required to work and who does not work on a holiday shall be paid a bonus equivalent to eight (8) hours at his regular rate at straight time pay, providing he has worked his last scheduled work day immediately preceding the holiday and his first scheduled work day following the holiday unless the failure to work these days is because of confirmed illness or accident no more than five (5) work days before or after the holiday, unless the employee was excused in advance by the Company.

     Each employee who works on a holiday will be paid, in addition to the 8-hour bonus mentioned above, one and one-half (1-1/2) times his regular rate of pay.

                               (10)

Section 10.  Reporting for Work and Not Used.

     Except when no work is available due to Act of God, such as fire, flood, explosion, or tornado, an employee who reports for duty on his regular schedule shall be given the opportunity of working a full 8-hour shift.

                           ARTICLE VII
                  WAGE RATES AND CLASSIFICATIONS

Section 1.  Wages and Pay Period.

     The regular pay periods for employees subject to this Agreement will cover every two (2) scheduled work weeks, and checks will be available to the men on their regular shifts on the Friday following completion of the 2-week period.

     Each employee who works during the period beginning 12:01 a.m., August 1, 1998, and ending 12:00 Midnight, August 3, 2001, shall be paid for his work in that classification on the basis of the basic hourly wage rate for that classification shown on Exhibit "A" to this Agreement. Each employee will be paid the applicable clothing allowances provided on Exhibit "B" to this Agreement.

Section 2.  Changes in Classification of Work.

     (a) Each employee covered by any classification is expected to perform any duties to which he may be assigned within his classification or lower classification.

     (b) It is understood and agreed by the parties hereto that two (2) work groups shall be recognized under this Agreement. A tabulation of the groups with explanatory notes is made in Exhibit "C", Part 1, which is a part of this Agreement.

     (c) All Maintenance personnel may be assigned to do any jobs that they have the ability to perform subject to the provisions of
Article V, Section 5, and Article XIV, Section 5, of the current contract.

     (d) The Company reserves the right to increase or reduce, at any time and from time to time, the number of men employed in any group mentioned in Exhibit "C", Part 1, to that number of men which, in the opinion of the Company, are required to perform work in that group for maintaining the plant. Any such increase or reduction of force in any group shall be made on the basis of bargaining unit seniority in that group. The Company shall advise the employee(s) affected seventy-two (72) hours in advance of any permanent change in the number of persons who shall work in any classification.

                                (11)

                           ARTICLE VIII
                      HANDLING OF GRIEVANCES

Section 1.  Routine Submission.

     (a) For the purpose of adjusting a grievance arising out of the application or interpretation of a written provision of the Agreement, it is agreed that an employee, and/or with his Steward, shall first seek adjustment of the matter with his Foreman; and, if not resolved, the employee, and/or with his Steward, may submit the grievance in writing to his Foreman. No grievance will be considered unless it has been submitted to his Foreman within five
(5) working days after the employee knew or should have known that the grievance occurred.

     The Foreman shall advise the employee and/or the Steward, in writing, within five (5) days (Saturdays, Sundays and holidays excluded) of his decision on the grievance, if submitted. The grievance must be filed, in writing, on grievance forms provided by the Company and signed by the individual grievant.

     If the grievance is not satisfactorily adjusted with the Foreman, the employee and the Steward may submit the grievance to the Shop Committee for handling with the Department Head.

     (b) If the Shop Committee elects to process the grievance, it shall submit the grievance to the Department Head, along with a factual statement of the reasons that the Foreman's answer was not satisfactory. The grievance must be submitted to the Department Head within five (5) days (excluding Saturdays, Sundays and holidays) after the date the Foreman advised the Steward and/or employee of his decision. The Department Head shall, within seven
(7) calendar days following receipt of the grievance, meet with the designated members of the Shop Committee at a time to be mutually agreed upon. The Department Head shall advise the Shop Committee, in writing, within five (5) days following this meeting (excluding Saturdays, Sundays and holidays) of his decision regarding the grievance.

     (c)  If the response of the Department Head is not satisfac-

tory, the Shop Committee may submit the matter, in writing, to the Plant Manager within ten (10) days (excluding Saturdays, Sundays and holidays) after the date the Department Head furnishes his grievance response to the Committee. The Plant Manager shall, within ten (10) calendar days following receipt of such grievance (and documentation) meet with the designated members of the Shop Committee, at a time to be mutually agreed upon. The Plant Manager, or his authorized representative, shall render a decision on the grievance, in writing, within ten (10) days (Saturdays, Sundays and holidays excluded) following this meeting.

Section 2.  Arbitration.

     If the grievance is not adjusted satisfactorily through the procedure hereinbefore mentioned, the issue may be referred to an arbitrator. If the Union desires to submit such grievance to an

                                (12)
impartial arbitrator (providing the grievance is one which does not involve matters in which arbitration is specifically prohibited under the terms of this Agreement, and which the Company and Union have mutually agreed to submit to arbitration) it must notify the Company of that fact, in writing, within thirty (30) days after the date the Plant Manager, or other duly authorized representative, advised the Workmen's Committee of his decision.

     The Union and the Company shall make written application to the Federal Mediation & Conciliation Service requesting a seven-name arbitrator panel from which the parties shall select one (1) arbitrator. The parties shall alternately each strike one name until only one (1) name remains who shall act as Arbitrator. It is understood that, starting with the first arbitration case following the date of the execution of this Agreement, the Union shall strike the first name. In the next case, the first name shall be stricken by the Company, and alternately the Union and the Company thereafter. Both the Company and the Union shall have the right to reject two (2) panels submitted by the Federal Mediation & Conciliation Service.

     When the Arbitrator has been selected, he shall meet for the consideration of the grievance as soon thereafter as is practical. Any such procedure shall be held in El Dorado, Arkansas, unless the parties unanimously decide otherwise.

     The expense of the Arbitrator shall be shared equally by the Company and the Union.

     The Arbitrator shall decide only the grievance submitted to him upon testimony presented to him by the Union and the Company, and shall render his decision in writing.

     Except as otherwise specifically provided in this Agreement, the Arbitrator shall have no power to change the wages, hours, or conditions of employment set forth in this Agreement; he shall have no power to add to, subtract from or modify any of the terms of this Agreement; he shall deal only with the grievance which occasioned his appointment. He will require that the Union has the burden of establishing its position on behalf of the employee, except in a discipline and/or discharge case when the burden will be on management.

     The parties hereto shall comply fully with the award or decision made by any such Arbitrator, and the decision of the Arbitrator will be final and binding on both parties.

     No provisions of this Article, or of any other Article of this Agreement, shall deprive any employee covered by the terms of this Agreement of any rights to which he may be entitled under Section 9(a) of the Labor Management Relations Act of 1947, or any other Statute of the United States.

     The Union has the authority to process, abandon, or settle grievances on behalf of employees. It is provided, however, that no grievance as to wage scales that shall be paid to all or any group of the employees in the bargaining unit shall be submitted to an arbiter, in any event.

                                (13)

     The question as to whether a person has been paid the rate to which he is entitled, in accordance with the wage rates set forth in Exhibit "A" to this Agreement, for work which he has performed shall be a subject for arbitration.

     The grievance and arbitration provisions provided for herein, in addition to any other right or obligation under the Agreement, are limited to grievances or clams arising and actually filed in writing during the term of this Agreement.

     In the event a grievance arises over a discharge or layoff, the first and second steps of the grievance procedure may be bypassed.

                            ARTICLE IX
                   SHOP COMMITTEE AND STEWARDS

Section 1.  Shop Committee.

     The Shop Committee, composed of four (4) members from the employee work force, and management representatives, shall hold regular meetings on a bimonthly basis. It shall be the responsi-

bility of the Shop Committee to submit a written agenda of each subject it wishes to discuss with the Company no less than forty-eight (48) hours before the day of any such meeting. Only three
(3) employees in any one group at any one time shall be a member of the Committee.

Section 2.  Stewards.

     (a) A Steward and an assistant Steward may be elected in each work group by the employees of that group, and the Union shall submit to the Company, in writing, the names of each person so designated. The Company shall consider the person so designated as Steward and assistant Steward of each work group until notified, in writing, to the contrary.

     (b) Duly-elected Stewards or Committeemen shall be deemed to possess top ranking seniority for purposes of layoff and recall rights within his respective work group or classification while acting as such.

                            ARTICLE X
                         LEAVE OF ABSENCE

Section 1.  Personal Business.

     If an employee desires to be off on personal business (not emergencies), he may do so with the consent of the Company so long as he does not desire to be off over two (2) work weeks and provided that he gives the Company forty-eight (48) hours' notice of his desire to be absent and the length of time he desires to be off. Upon completion of such leave, he will resume employment on the basis of uninterrupted service.

                               (14)

Section 2.  Union Business.

     (a) The Company shall, upon a minimum of thirty (30) days' prior written request from an employee and the President of Local No. 224 of International Association of Machinists and Aerospace Workers, grant a leave of absence, extending not longer than fourteen (14) days, to the employee applying for such leave in order that he may, during that leave, engage in work pertaining to the business of Local No. 224 of International Association of Machinists and Aerospace Workers.

     Such a leave shall not be granted to more than one (1) employee at any one time. Such employee shall not be granted such a leave for more than an aggregate of thirty(30) days in any one
(1) calendar year.

     (b) The Company shall grant (upon a minimum of sixty (60) days advance prior written request of an employee and the President or Vice President of International Association of Machinists and Aerospace Workers) a leave of absence for a period not to exceed one (1) year in order that the employee requesting such leave may, during the period of such leave, work as any employee of Interna-

tional Association of Machinists and Aerospace Workers. Not more than one (1) employee shall be permitted to be absent from work at any one time on any such leave.

Section 3.  Sickness or Accident.

     If an employee who has established seniority is out of service due to occupational injury or occupational disease suffered or contracted while he is in the employment of the Company, he shall retain his seniority accrued at the date of his disability and continue to accrue seniority for a period of twenty-four (24) months or length of previously-accrued seniority, whichever is less, during the period of his disability as a result thereof. If an employee who has established seniority is out of service due to nonoccupational injury or disease suffered while he was in the employment of the Company, he shall retain his accrued seniority for a period of twenty-four (24) months and will accrue seniority in the classification in which he was last regularly employed for a period of one (1) year.

     Under either of the above conditions, if an employee should accept an equal or better job elsewhere, his seniority shall be cancelled.

Section 4.  Notice to the Company.

     When an employee becomes aware of the fact that he is going to be absent from work due to sickness, accident, or other emergency, he must notify his supervisor as far in advance of his scheduled shift as he/she has knowledge of such intended absence, but no less than one (1) hour before the time he is due to report to work. In the event the employee cannot contact his Supervisor, it is permissible to contact any member of Management.


                               (15)

Section 5.  Military Reserve Training.

     (a) Any regular employee (not probationary) may be granted a special leave of absence for a period not to exceed fourteen (14) days, plus a reasonable period to cover travel time, when required for the purpose of engaging in a training program for Enlisted Reserve, Reserve Officers, or National Guard Encampment, provided:

          1. He furnishes the Company with a copy of orders from the military authorities calling him for duty; and

          2. He gives advance notice to his immediate supervisor so that arrangements may be made for his replace-ment during the period of his leave.

     (b)  Only one (1) leave of absence for Military Reserve
Training shall be granted to any employee during a calendar year.

                            ARTICLE XI
                            VACATIONS

Section 1.

     Normal vacation accruals will be computed in accordance with the following provisions:

     (a) Two weeks (80 hours) - after having accrued one (1) year's Company seniority;

     (b) Three weeks (120 hours) - during the calendar year in which an employee accrues six (6) year's plant seniority;

     In computing length of service for vacations, time spent working at the El Dorado Plant will be used.

Section 2.

     Those employees who had previously accrued or who will accrue, during the term of this Agreement, twelve (12) years or more
Company seniority shall be entitled to a vacation accrual of four weeks (160 hours). Thereafter, and for all other employees, the maximum vacation accrual shall be as provided in Section 1.

Section 3.

     (a) Normally, all vacations will begin with the first work day of the work week schedule.

     (b) Vacation pay shall be based upon the straight time rate of an employee's regular classification at the beginning of the vacation and will be taken in accordance with his established work

                               (16)
schedule. If a holiday, as defined in Article VI, occurs during an employee's vacation period, the employee will receive pay for said holiday as defined in Article VI.

     (c) Each employee must take his vacation during the vacation year (January 1-December 31) in which it falls due, subject to subsections (d) and (i) below.

     (d) If an employee is not permitted to take his vacation in any calendar year in which it is due because the Company finds it not convenient to excuse him from work, he shall be paid a sum equal to the sum to which he would have been entitled for working at his regular job based on straight-time pay at normal working schedule during the last part of that year equal to the number of weeks' vacation to which he is entitled.

     (e) Except with special permission of the Company, no employee shall be permitted to begin a vacation in any year within three (3) months of the date of the end of the vacation taken by him during the preceding calendar year, and any employee who has received pay in lieu of vacation for one (1) calendar year shall be entitled to his next annual vacation before March 1 of the following year, if it is practical for the Company to give him a vacation.

     (f) An employee who (a) resigns, (b) retires, (c) is laid off as part of a reduction in forces, or (d) is granted a military leave under the provisions of Article XII, at a time when he has earned vacation to that date but has not taken, nor previously received pay in lieu of, shall be paid in lieu of any vacation he has earned to that date but has not taken, nor previously received pay in lieu of.

     Computation of vacation under this section will be earned at the rate of one-twelfth (1/12th) for each month from employee's anniversary date. Sixteen (16) or more calendar days of employment in any calendar month will be considered a full month in computing vacation accruals.

     (g) An employee will not be eligible for overtime or call-out during the period beginning with the first day of his vacation and until his first scheduled work day following completion of his vacation.

     (h) In the event of the death of any employee who was then otherwise eligible for a vacation but who had not taken it, a sum of money equal to pay in lieu of such vacation shall be paid to the person(s) who shall be entitled to the personal property of such decedent.

     (i) No employee shall receive pay in lieu of vacation except as provided in Article XI, Section 2(d). However, when an employee is absent from work due to authorized occupational injury or illness, or personal sick leave, and has not returned to work by December 31, he may, at the Company's option, be permitted to take his vacation or receive vacation pay between January 1, and April
1 of the following year.


                               (17)

Section 4.

     The vacation schedule will be initiated January 2nd of each year for those eligible for vacation in that year. Employees shall choose their vacation periods in order of their bargaining unit seniority. The Company will, insofar as operations permit, arrange by choice and by seniority the employee's request in the vacation schedule. An employee not submitting his vacation preference within a reasonable time after being contacted will have his vacation scheduled during the year at a time convenient to the plant operations.

     Normally, subject to operational requirements, the Company will permit from each Maintenance Work Group, a maximum of twenty
(20%) percent of the active available employees to be on vacation at the same time.

                           ARTICLE XII
                          MILITARY LEAVE

Section 1.  Military Selective Service Act.

     The rights of employees of the Company who enter Military
Service during the term of this Agreement will be governed in all respects by the Military Selection Service Act including amend-

ments.

Section 2.  Pay in Lieu of Vacation.

     Each such employee who is entitled to a vacation under the vacation policy of the Company at the time he leaves to enter the Armed Forces, who elects not to take the vacation but to receive pay in lieu thereof, shall, upon furnishing to the Company a certificate from his commanding officer establishing the fact that he had been inducted into the military service, be paid the amount of money he would have received had he taken his vacation just prior to the beginning of his military leave.

                           ARTICLE XIII
                      PHYSICAL EXAMINATIONS

Section 1.  Periodical Examinations.

     The Company may, from time to time, require all employees to have periodical physical examinations by a doctor selected by the Company. However, such examinations shall not be used for the purpose of discriminating against an employee. Each employee shall receive his regular rate of pay for all time required to be examined as provided in this Section 1.

Section 2.  Certificate of Physical Fitness.

     In the case of an employee being absent from work due to illness or physical impairment, he may be required to present a certificate of physical fitness, signed by a licensed physician, before being readmitted to work. This rule, however, shall not

                               (18)
limit the right of the Company to require physical examination by a physician in the Company's service in exceptional cases of constantly recurring absence from duty.

Section 3.  Dispute Resolution.

     Notwithstanding any of the provisions of Article VIII of this Agreement, in case a dispute arises over the physical fitness of an employee to return to work or continue to work, a board of three
(3) physicians shall be selected; one by the Company, one by the employee, and one selected by the two so named. The decisions of the majority of this board shall be final and binding.

                           ARTICLE XIV
                    MISCELLANEOUS AND GENERAL

Section 1.  Tool Check-in Time.

     Employees will be allowed fifteen (15) minutes time to clean and check in their tools before quitting time, if such action is required by them.

Section 2.  Bulletin Board.

     The Company shall maintain at the plant entrance gate at the Chemical Plant a bulletin board which shall be designated as "Local No. 224 Bulletin Board" and shall be for the use of the Union for posting -- subject to the approval of the Company -- of any matters of interest to or affecting the business of the Union. It is understood and agreed that the posting of notices by the Union within the plant area will be on this bulletin board only and will be posted by the Chairman of the Shop Committee or his recognized representative. This bulletin board will be locked with a key, released to the Chairman of the Shop Committee and to the Company.

Section 3.  Discrimination.

     There shall be no discrimination by the Company against any employee with respect to any conditions of employment on account of his membership in this labor union, or on account of any activity undertaken in good faith in his capacity as a representative of other employees. The Union shall not discriminate against any employee who is not a member of the Union.

     Where the male gender is used in this contract, it is intended to refer to both male and female. It is a continuing policy of the Company and the Union that the provisions of this Agreement shall be applied to all employees without regard to race, color, religion, sex, physical disability, national origin, or age.

                               (19)

Section 4.  Wage Rate Changes.

     There shall be no change in the basic hourly wage rates set forth in Exhibit "A" to this Agreement, or in the clothing allowance set forth in Exhibit "B" to this Agreement, during the term of this Agreement.

Section 5.  Safety Provisions.

     The Company shall continue to make reasonable provisions for the safety and the health of its employees at the plant during hours of their employment. Protective devices from injury shall be provided by the Company. Employees, subject to this Agreement, will abide by safe practice rules and regulations of the Company, and failure to do so may be considered grounds for dismissal.

     No employee shall be required to perform services which, in the considered judgment of the Company and the Union, seriously endanger his physical safety; his refusal to do such work shall not warrant or justify discharge. If any employee refused to perform such work, representatives of the Company and the Union shall immediately attempt to decide the safety factor. Should they be unable to agree, the decision of a representative of the Safety Department of the Company shall be obtained. If the employee still feels an unsafe condition exists, he will not be required to perform that given job, and the Company will have the work done by any means it elects.

Section 6.  Discharges.

     It is agreed by and between the Company and the Union that the Company may, without limitation upon its right to discharge an employee for any other valid reason, discharge any employee, subject to this Agreement, for the violation of any of the Company's rules or regulations, which said rules and regulations heretofore have been approved by both the Company and the Union.

Section 7.  Recess Period (Smoking).

     Where men are required to work continuously in restricted and confined areas where smoking is not permitted, the Foreman is authorized to grant a recess of not longer than ten (10) minutes to employees upon request, providing in his judgment, work conditions permit; however, no employee shall be granted more than two (2) such recesses in any one (1) normal work day.

Section 8.  Jury Duty.

     Each employee of the Company who is called for service upon any grand jury, petit jury or coroner jury shall, after furnishing to his Foreman, a certificate in evidence of his jury service, be paid by the Company for each day which he serves upon said jury a sum equal to the difference between the amount he would have earned if he had been required to work for the Company on that day for the number of hours of his regular work schedule and the jury pay he received, with the provision that no such payment shall be made to an employee for jury service on any day during which, in accordance with his regular work schedule, he would not have worked for the Company.

                                (20)

Section 9.  Termination Pay.

     An hourly employee whose work comes within the scope of the Fair Labor Standards Act, and who has been continuously employed by the Company for one (1) year, shall, if discharged through no fault of his own, receive a sum equivalent to forty (40) hours' straight time pay at his regular rate, based upon his normal schedule of work, and twice that amount if he has been employed by the Company for a period of five (5) years. No employee shall receive such termination pay more than once in any one (1) calendar year.

Section 10.  Contract Work.

     It is agreed that any classified work covering maintenance and repair of equipment and machinery now being done by employees of the Company shall not be contracted out as long as the Company has the necessary equipment and as long as there are qualified men available to do the work.

Section 11.  Technical and Supervisory Employees.

     The Company may use technical and supervisory employees to install temporary test equipment to be used in evaluating condi-

tions and/or performance of plant facilities.

Section 12.  Minor Maintenance.

     It is agreed that Operating Department personnel will perform minor maintenance functions. Minor maintenance functions shall be similar in scope but not limited to the following examples:

     1.   Tightening loose mechanical connections.

     2.   Tightening leaking packing.

     3.   Changing instrument charts.

     4.   Tightening piping fittings to stop minor leaks.

     5.   Changing light bulbs.

     6.   Hooking up loading and unloading lines.

Section 13.  Minor Operating Functions.

     Maintenance personnel may perform minor operating functions when requested by production supervision, but only when accompanied

                                (21)
by a qualified member of the operations group.  Typical example:
Assisting in closing or opening large block valves that are difficult for one person to handle.

                            ARTICLE XV
                       VALIDITY OF CONTRACT

     If any court shall hold any provision of this contract invalid, such decision shall not invalidate the other provisions.

                           ARTICLE XVI
                              NOTICE

     Any notice to the Company provided herein may be given by depositing same in the U.S. Mail in a sealed envelope, registered, postage prepaid, and addressed to:

          El Dorado Chemical Company
          P.O. Box 231
          El Dorado, Arkansas  71731
          Attention: Plant Manager

     Any notice to be given to the Union may be given by depositing same in the U.S. Mail in a seal envelope, registered, postage prepaid, and addressed to:

          Recording Secretary
          International Association of Machinists
          and Aerospace Workers, AFL-CIO,
          Local No. 224
          Box 1332
          El Dorado, Arkansas

     A copy of notices should be likewise mailed to:

          President, International Association of
            Machinists and Aerospace Workers
          AFL-CIO Machinists Building
          9000 Machinist Place
          Upper Marlboro, Maryland  20772-2687

                           ARTICLE XVII
                          FUNERAL LEAVE

     Any employee in the bargaining unit shall be allowed to be absent from work to arrange for or attend the funeral of any one of the relatives of the employee hereinafter stated:

                                (22)

     (a) If the deceased relative was the husband, wife, child, father, mother, brother, sister, grandfather, grandmother, or grandchild of the employee, the employee shall be permitted to be absent from work for a period not to exceed two (2) continuous days. One of these days shall be the day of the funeral. The other day may be the day before the funeral or the day after the funeral. If either or both of these days are scheduled working days, he shall be allowed pay for the day(s) off during his regular working schedule.

     (b) If the deceased relative was the father-in-law, mother-in-law, brother-in-law, sister-in-law, son-in-law, or daughter-in-law of the employee, the employee shall be permitted to be absent from work with pay for the purposes stated for one (1) scheduled working day if the funeral is held on a scheduled working day. Brother-in-law and sister-in-law will be interpreted as (i) the spouse of an employee's brother or sister; (ii) the brother or sister of an employee's spouse; or (iii) the spouse of an employee's spouse's brother or sister.

     (c) If, to attend the funeral for the deceased relative, the employee travels to a point more than 100 miles from El Dorado, Arkansas, he shall be allowed such leave for an additional day with pay.

     The pay for each day's leave which the employee receives under the provisions of this Article shall be a sum equal to straight time for his regular schedule of work on the day involved. There shall be no duplication of payment under provisions of this Article for any other employee benefits such as vacation pay, holiday pay, or sickness benefits payments.

     Any request for such time off with pay based on false statements will subject the employee making the request to immediate disciplinary action or discharge.

                          ARTICLE XVIII
                         GROUP INSURANCE

     The Company agrees to provide group insurance benefits.
Employees participating in these plans will be furnished a booklet explaining the provisions of the agreements.

Section 1.  Group Insurance and Retirement.

     Effective with the date of this Agreement the Company and employees will share the cost of employee and employee dependent group insurance coverage on the following basis:

                           Company 75%
                           Employee 25%

     Effective with the date of this Agreement the Company agrees to pay the cost of employee long-term disability insurance and basic life insurance.

                                (23)

     Dental insurance coverage will be made available as an option. The employee may elect to purchase the insurance by paying the premium each month, or by increasing the deductible amounts of the current group medical plan.

     The Savings Incentive Plan for Employees, adopted effective
December 1, 1985, shall be continued during the term of this Agreement.

                           ARTICLE XIX
                       NO STRIKE OR LOCKOUT

     There shall be no strike, sympathy strike, or lockout during the term of this Agreement for any reason.

                            ARTICLE XX
                       SERVICE WITH COMPANY

     The Company shall honor previous service at the El Dorado Chemical Company for purposes of seniority and vacation eligibility only. Previous service at the plant, or any predecessor of the Company, shall not be credited for purposes of pension benefits.

                           ARTICLE XXI
                          RETIREMENT AGE

     The mandatory retirement age for employees shall be in accord with federal law.

     The seniority of each employee whose services are terminated under the provisions of this Article shall cease as of the date of such retirement.

     IN WITNESS HEREOF, this instrument is executed on the 1st day of August, 1998, to be effective as of August 1, 1998, at 12:00 a.m.

                              EL DORADO CHEMICAL COMPANY


                              By:
                                 ________________________________
                                  R.L. Milliken
                                  Senior Vice President,
                                  Manufacturing


                              (24)

                              INTERNATIONAL ASSOCIATION OF MACHIN-
                              ISTS AND AEROSPACE WORKERS AFL-CIO,
                              LOCAL NO. 224


                              By:
                                 ________________________________
                                 Randolph Jiles
                                  Directing Business Representative


                              Members of the Shop Committee:


                              ____________________________________
                              Jim McKnight


                              _____________________________________
                              Todd Lambert


                              _____________________________________
                              Edward Johnson


                              _____________________________________
                              Wayne Husbands


                              ______________________________________
                              Larry Cannon

                               (25)

                           EXHIBIT "A"

                      BASIC HOURLY WAGE RATE


Classification               08/01/98  08/01/99  08/01/00

*"A" Mechanic                 $16.71    $17.13    $17.47
*"B" Mechanic                 $15.97    $16.13    $16.45
*"C" Mechanic                 $15.59    $15.75    $16.07
*"D" Mechanic                 $11.70    $11.82    $12.06
*"E" Mechanic-New Hire          **        **        **
*(First 180 Days)
** Rate of pay determined by Company on basis of employees qualifications.

     The Company shall have the right to select and appoint employee(s) as Lead. In addition to the regular work of their classification, a Lead may be assigned to train, assist, assign employees, carry out the instructions of supervision, and to perform any other duties pertaining to the maintenance department, which may be assigned by management. The selection of Lead personnel and the duration of their appointment is within the sole discretion of management. While so assigned, Lead(s) shall receive a premium of one dollar ($1.00) above their regular hourly rate.



                                (26)

                           EXHIBIT "B"

                        CLOTHING ALLOWANCE


     In addition to the hourly rates set forth in Exhibit "A", there shall be paid a clothing allowance of each hour worked, as indicated below:

                        Clothing Allowance
                             Per Hour
                               $.16






                                (27)

                           EXHIBIT "C"
                              Part 1

                RECOGNIZED MAINTENANCE WORK GROUPS

Group I - Mechanical

     Includes work ordinarily done by:

                       Pipefitter, Plumber
                       Welder, Lead Burner
                       Heavy Duty Operator
                              Rigger
                            Machinist
                         General Mechanic
                        Tank Car Repairman
                            Carpenter
                             Painter
               Mason, Insulator, Concrete Finisher


Group II - Electrical/Instrumentation

     Includes work ordinarily done by:

                           Electrician
                       Instrument Repairman



                                (28)

                           EXHIBIT "D"

                EMPLOYEE DUES AUTHORIZATION LETTER


DATE:__________________________

TO:  EL DORADO CHEMICAL COMPANY
     El Dorado, Arkansas

     Until further notice, you are hereby requested and authorized to deduct from wages due me, and payable on the first regular pay day of each month, the sum equal to my monthly dues as set by Local 224, IAM & AW, AFL-CIO, for my account on or before the end of the month during which deductions are made.

     "Contributions or gifts to Local Lodge 224, International Association of Machinists and Aerospace Workers are not deductible as charitable contributions for federal income tax purposes. However, they may be tax deductible under other provisions of the Internal Revenue Code."






                               (29)

___________________________________________________________________
Employee



                 AMERICANS WITH DISABILITIES ACT
                     LETTER OF UNDERSTANDING

The Company and Union recognize the provisions of the American's with Disabilities Act may impact the terms of this Agreement, and thus agree to discuss each instance individually in order to reach a mutual understanding.

Dated this 1st day of August, 1998.


EL DORADO CHEMICAL COMPANY


By:_________________________________
   R.L. Milliken
   Senior Vice President, Manufacturing


INTERNATIONAL ASSOCIATION OF MACHINISTS AND
AEROSPACE WORKERS AFL-CIO, LOCAL NO. 224


By:_________________________________
   Randolph Jiles
   Directing Business Representative


Members of the Shop Committee:

____________________________________
Jim McKnight

____________________________________
Todd Lambert

____________________________________
Edward Johnson

____________________________________
Wayne Husbands

____________________________________
Larry Cannon


                                (30)

                        SHIFT DIFFERENTIAL
                     LETTER OF UNDERSTANDING

Effective August 1, 1998, in addition to the foregoing hourly rates, employees who are regularly assigned to a specific shift shall be paid a shift differential of forty cents ($.40) for each hour worked on the evening shift and eighty cents ($.80) for each hour worked on the graveyard shift. For payroll purposes, employees who are regularly assigned to a three shift rotating schedule shall receive shift pay averaged over all three shifts (forty cents ($.40) per hour).

NOTE: Maintenance personnel who are not regularly assigned on a rotating shift basis or to the evening or graveyard shift will receive shift differential in accordance with the August 3, 1989, Letter of Understanding (regarding turnarounds and major mainte-nance projects).


EL DORADO CHEMICAL COMPANY

By:_________________________________
     R.L. Milliken
     Senior Vice President, Manufacturing

INTERNATIONAL ASSOCIATION OF MACHINISTS AND
AEROSPACE WORKERS AFL-CIO, LOCAL NO. 224


By:_________________________________
     Randolph Jiles
     Directing Business Representative

Members of the Shop Committee:

____________________________________
Jim McKnight

____________________________________
Todd Lambert

____________________________________
Edward Johnson

____________________________________
Wayne Husbands

____________________________________
Larry Cannon

                                (31)